As filed with the Securities and Exchange Commission on November 12, 2019

Registration No. 333-214298

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-1609753 (I.R.S Employer Identification No.)
One Radnor Corporate Center, 100 Matsonford Road, Suite 110, Radnor, PA 19087 (Address of Principal Executive Offices, including Zip Code)
Employment Inducement Awards Consisting of Restricted Shares and Restricted Stock Units (Full Title of the Plan)
Brian J. Sisko
President and Chief Executive Officer
Safeguard Scientifics, Inc.
One Radnor Corporate Center
100 Matsonford Road, Suite 110
Radnor, PA 19087
(610) 293-0600
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer ☑	Non-accelerated filer	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (Registration No. 333-214298) is being filed to deregister an aggregate of 34,593 of shares of Common Stock that were subject to restricted shares and restricted stock units issued as employment inducement grants to Martina Aufiero and Scott Snyder on October 28, 2016. The 11,510 unvested shares subject to the restricted stock awards were forfeited following their respective terminations of employment and the 23,083 shares underlying the restricted stock units have not been issued and are no longer subject to outstanding awards.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, PA on November 12, 2019.

SAFEGUARD SCIENTIFICS, INC.

By:     /s/ Brian J. Sisko
Brian J. Sisko
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated on November 12, 2019.

Signature	Title
/s/ Brian J. Sisko
Brian J. Sisko	President and Chief Executive Officer (Principal Executive Officer)

/s/ Mark A. Herndon
Mark A. Herndon	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Russell D. Glass
Russell D. Glass	Director

/s/ Ira M. Lubert
Ira M. Lubert	Director

/s/ Joseph M. Manko, Jr.
Joseph M. Manko, Jr.	Director

/s/ Maureen F. Morrison
Maureen F. Morrison	Director

/s/ John J. Roberts
John J. Roberts	Director

/s/ Robert J. Rosenthal
Robert J. Rosenthal	Chairman of the Board